UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 25, 2017

Avnet, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-4224	11-1890605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 643-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2017, Avnet, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has appointed Thomas Liguori to serve as Chief Financial Officer (principal financial officer) effective as of January 29, 2018. The Company issued a press release announcing Mr. Liguori’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Liguori, age 59, has over 30 years of finance and operations experience, and most recently served as the executive vice president and chief financial officer of Advanced Energy Industries, Inc., a product and services provider for semi and industrial power applications, from May 2015 to December 2017. While at Advanced Energy, he was responsible for finance and accounting, treasury, tax, investor relations and information technology. Mr. Liguori partnered with the CEO to transform Advanced Energy into a top financial performer in the industry by streamlining the cost structure, implementing shared service centers, reducing working capital, upgrading the business systems, and fostering a culture of continual improvement. Mr. Liguori previously served as executive vice president and chief financial officer of MFLEX, a global provider of flexible circuits and assemblies for smartphones and tablets, from February 2008 to May 2015. While at MFLEX, he built and oversaw the finance and information technology teams during a period of high growth in the smart phone industry. Mr. Liguori holds a Master’s in Business Administration in Finance, Summa Cum Laude, from Arizona State University, and received a Bachelor’s in Business Administration, Summa Cum Laude, from Boston University. He is a Certified Management Accountant and a Certified Financial Manager.

There are no family relationships between Mr. Liguori and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Liguori that would require disclosure under Item 404(a) of Regulation S-K.

As part of this appointment, Mr. Liguori entered into a letter agreement with the Company dated as of December 25, 2017. Pursuant to the letter agreement, Mr. Liguori will receive an initial base salary of $500,000 for the Company’s fiscal year 2018 and his annual cash incentive target will be no less than 100% of his base salary. In addition, he is eligible for awards under the Company’s equity incentive plans and benefits under the Company’s other benefit plans in which senior executives of the Company participate. As of June 30, 2018, the Company will cease providing Mr. Liguori with reimbursement for his reasonable commuting expenses. Pursuant to the agreement, Mr. Liguori will establish a residence in the Phoenix area by June 30, 2018, and the Company will reimburse him for reasonable and customary expenses associated with this relocation. The letter agreement contains restrictive covenants relating to non-competition, confidential information and non-solicitation of employees and customers.

The letter agreement also provides that Mr. Liguori will receive a one-time signing bonus in the amount of $350,000, which shall be paid within one month of his hire date. If within two years of his hire date he terminates his employment voluntarily or the Company terminates his employment for cause, he will repay a pro-rated amount of his signing bonus within 30 days of his termination date.

In addition, the letter agreement provides that Mr. Liguori will receive a one-time award of restricted stock units with a value of $2,900,000, which shall be subject to the terms of the Company’s equity incentive plan and standard grant agreement, and will vest at 25% per year over four years with the first tranche vesting on January 2, 2019.

The letter agreement also provides that Mr. Liguori will be covered under the Avnet Executive Severance Plan, dated August 10, 2017 (the “Executive Severance Plan”). Under the Executive Severance Plan, in the event of a termination of employment by the Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the Executive Severance Plan), Mr. Liguori will be eligible to receive the severance payments and benefits described below, in each case, subject to Mr. Liguori’s (i) execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition:

•	A lump-sum payment equal to the executive’s base salary as determined on a monthly basis at the time of termination multiplied by twelve;

•	A lump-sum pro-rata incentive payment for the year of termination based on actual achievement of the applicable performance goals; and

•	Medical, dental and vision coverage under the Company’s health care plans for a period of one year after termination.

The foregoing description of the benefits under the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The foregoing summary of the letter agreement is qualified in its entirety by reference to the letter agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Mr. Liguori also entered into the Company’s standard change of control agreement (the “COC Agreement”). Pursuant to the COC Agreement, if, within 24 months after a change of control, Mr. Liguori is terminated without cause or he resigns by reason of a constructive termination, the Company must pay all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) his then current annual base salary and (ii) his target incentive compensation for the year in which such termination occurred. In addition, any unvested equity compensation rights and awards would become fully vested and payable; performance-based awards would vest at their target value. The foregoing description of the COC Agreement is qualified in its entirety by reference to the form of agreement, which is filed as Exhibit 10.3 hereto, and is incorporated herein by reference.

Concurrent with Mr. Liguori’s appointment, Ken Jacobson will cease to serve as the Company’s Interim Chief Financial Officer. Mr. Jacobson will continue to serve as the Company’s corporate controller.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Avnet Executive Severance Plan (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on October 30, 2017, Exhibit 10.1).

10.2	Letter Agreement dated December 25, 2017 (filed herewith).

10.3	Form of Change of Control Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K dated February 14, 2011, Exhibit 10.3).

99.1	Press Release dated December 28, 2017 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2017

AVNET, INC.

By:	/s/ Ken Jacobson
Name:	Ken Jacobson
Title:	Interim Chief Financial Officer

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